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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated March 24, 2005, relating to the consolidated financial statements of Atlantic Realty Trust appearing in the Annual Report on Form 10-K of Atlantic Realty Trust for the year ended December 31, 2004 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche, L.L.P.

DELOITTE & TOUCHE, L.L.P.
New York, New York
February 15, 2006